As Effective March 19, 1998



                                  BY-LAWS
                                     OF
                                ASHLAND INC.

                                 ARTICLE I

                                  OFFICES

      SECTION 1. Registered Office. The registered office of the Corporation in the Commonwealth of Kentucky shall be at Ashland Drive, City of Russell, Greenup County. The names of the registered agents located thereat shall be designated by the Board from time to time by a resolution adopted by a majority of the Board.
     SECTION 2. Other Offices. The Corporation may also have offices at other places either within or without the Commonwealth of Kentucky.


                                 ARTICLE II

                          MEETINGS OF SHAREHOLDERS

     SECTION 1. Annual Meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at the principal office of the Corporation on the last Thursday of January, annually, at the hour of ten thirty a.m., or at such other place (within or without the Commonwealth of Kentucky), date and hour as shall be designated in the notice thereof.
     SECTION 2. Annual Meeting Business. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation, not later than 90 days in advance of such meeting (provided that if the annual meeting of shareholders is held earlier than the last Thursday in January, such notice must be given within 10 days after the first public disclosure, which may include any public filing with the Securities and Exchange Commission, of the date of the annual meeting). Any such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and in the event that such business includes a proposal to amend either the Second Restated Articles of Incorporation or By-laws of the Corporation, the language of the proposed amendment, (ii) the name and address of the shareholder proposing such business, (iii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (iv) any material interest of the shareholder in such business, and (v) a representation as to whether or not the shareholder will solicit proxies in support of his proposal. No business shall be conducted at an annual meeting of shareholders except in accordance with this paragraph and the chairman of any annual meeting of shareholders may refuse to permit any business to be brought before an annual meeting which fails to comply with the foregoing procedures or, in the case of a shareholder proposal, if the shareholder fails to comply with the representations set forth in the notice.
      SECTION 3. Special Meetings. A special meeting of the shareholders may be called by the Board of Directors, the Chairman of the Board, any Vice Chairman of the Board or the President, at such place (within or without the Commonwealth of Kentucky), date and hour as shall be designated in the notice thereof. The Secretary shall call a special meeting of the shareholders, to be held on such date as the Secretary shall determine, on the request in writing of the holders of shares of capital stock of the Corporation entitled to vote at such meeting which represent one-third or more of the total votes entitled to be cast at such meeting. Such request shall set forth: (i) the action proposed to be taken at such meeting and the reasons for the action; (ii) the name and address of each of such holders who intends to propose action be taken at such meeting; (iii) a representation that each is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose the action specified in the request; (iv) any material interest of any shareholder in such action; and (v) in the event that any proposed action consists of or includes a proposal to amend either the Second Restated Articles of Incorporation or the By-laws of the Corporation, the language of the proposed amendment. The Secretary may refuse to call a special meeting unless the request is made in compliance with the foregoing procedure.
      SECTION 4. Notice of Meetings. Except as otherwise expressly required by law, notice of each meeting of the shareholders shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting by mailing such notice, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation. Every such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise expressly required by law, notice of any adjourned meeting of the shareholders need not be given if the date, time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 120 days or after the adjournment a new record date is fixed for the adjourned meeting.
      SECTION 5. Record of Shareholders. It shall be the duty of the officer or agent of the Corporation who shall have charge of its stock transfer books to prepare and make a complete record of the shareholders entitled to vote at any meeting of shareholders or adjournment thereof, arranged by voting group (and within each voting group by class or series), and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such record shall be produced at the time and place of the meeting and shall be open to the inspection of any shareholder entitled to vote at such meeting or any adjournment thereof during the whole time of such meeting or adjournment for the purposes thereof.
      SECTION 6. Quorum. At each meeting of the shareholders or adjournment thereof, except as otherwise expressly required by law, these By-laws or the Second Restated Articles of Incorporation, shareholders holding a majority of the shares of the Corporation issued and outstanding and entitled to be voted thereat shall be present in person or by proxy to constitute a quorum for the transaction of business. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
     SECTION 7. Organization. At each meeting of the shareholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:
      (a) the Chairman of the Board;
     (b) a Vice Chairman of the Board in order of rank of seniority in office; (c) the President; or (d) any other officer of the Corporation designated by the Board or the
Executive Committee to act as chairman of such meeting and to preside thereat if the Chairman of the Board, each Vice Chairman of the Board and the President shall be absent from such meeting.
      The Secretary or, if he shall be absent from such meeting, the person (who shall be the Deputy Secretary or an Assistant Secretary of the Corporation, if one of such officers shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.
      SECTION 8. Order of Business. The order of business at each meeting of the shareholders shall be determined by the chairman of such meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.
      SECTION 9. Voting. Except as otherwise expressly required by law, these By-laws, or the Second Restated Articles of Incorporation, each shareholder entitled to vote shall, at each meeting of the shareholders, have one vote (except that at each election for directors each such shareholder shall have the right to cast as many votes in the aggregate as he shall be entitled to vote under the Second Restated Articles of Incorporation multiplied by the number of directors to be elected at such election; and each shareholder may cast the whole number of votes for one candidate, or distribute such votes among two or more candidates), in person or by proxy, for each share of the Corporation held by him and registered in his name on the books of the Corporation:
      (a) on the date  fixed  pursuant  to the  provisions  of Section 6 of
Article VIII of these By-laws as the record date for the determination of shareholders who shall be entitled to receive notice of and to vote at such meeting, or
      (b) if no record date shall have been so fixed, then at the close of business on the day on which notice of such meeting shall be given.
      Shares of the Corporation's stock belonging to a majority-owned subsidiary of the Corporation shall not be counted in determining the total number of outstanding shares and shall neither be entitled to vote nor counted for quorum purposes. Any vote of shares of the Corporation may be given at any meeting of the shareholders by the shareholders entitled thereto in person or by proxy appointed by an instrument in writing by the shareholder or his duly authorized attorney-in-fact. The attendance at any meeting of a shareholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the Secretary.
      At all meetings of the shareholders each matter, except as otherwise expressly required by law, these By-laws or the Second Restated Articles of Incorporation, shall be approved if the votes cast in favor of such matter exceed the votes cast opposing such matter.
      Except as otherwise expressly required by law, the vote at any meeting of the shareholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.


                                ARTICLE III

                             BOARD OF DIRECTORS

     SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors.
      SECTION 2. Number and Term of Office. Except as otherwise provided by law, the number of directors which shall constitute the Board of Directors shall be fixed from time to time by a resolution adopted by a majority of the Board of Directors. So long as the Board of Directors shall consist of nine or more members, the directors shall be classified with respect to the time for which they shall severally hold office, by dividing them into three classes, as nearly equal in number as possible. Each class shall be elected at the annual meeting of shareholders held in 1986 for terms which will expire as follows: one class of directors to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1987; the second class of directors to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1988; and the third class of directors to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1989.
      At each annual meeting of shareholders beginning in 1987, successors to the class of directors whose term then expires shall be elected to serve for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors shall have been elected and qualified; provided, that the successor to a director whose term expires at such annual meeting because he was elected to fill a vacancy on the board may, if so specified by the Board of Directors, be elected to serve for a term expiring at the annual meeting of shareholders held in the first or second year following the year of his election and until his successor shall have been elected and qualified. The Board of Directors shall increase or decrease the number of directors in one or more classes as may be appropriate whenever it increases or decreases the number of directors in order to ensure that the three classes remain as nearly equal in number as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
     SECTION 3. Nomination. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors at a meeting may nominate a person or persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation, not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting (provided that if the annual meeting of shareholders is held earlier than the last Thursday in January, such notice must be given within 10 days after the first public disclosure, which may include any public filing with the Securities and Exchange Commission, of the date of the annual meeting) and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; (e) the consent of each nominee to serve as a director of the Corporation if so elected; and (f) a representation as to whether or not the shareholder will solicit proxies in support of his nominee(s). The chairman of any meeting of shareholders to elect directors and the Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the shareholder fails to comply with the representations set forth in the notice.
     SECTION 4.  Election.  Except as otherwise  expressly  provided in the
Second Restated Articles of Incorporation, at each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.
      SECTION 5. Resignation, Removal and Vacancies. Any director may resign at any time by giving written notice of his resignation to the Chairman of the Board, any Vice Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.
      Any or all directors may be removed at a meeting of the shareholders called expressly for that purpose (i) in the case of a removal of a director for cause, by a vote of the holders of a majority of the voting power of the then outstanding voting stock of the Corporation, voting together as a single class, or (ii) in the case of a removal of a director without cause, by a vote of the holders of at least 80% of the voting power of the then outstanding voting stock of the Corporation, voting together as a single class. If less than all the directors are to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board or, if there be classes of directors, at an election of the class of directors of which he or she is a part. For purposes of this
Section 5, "cause" shall mean the willful and continuous failure of a director to substantially perform such director's duties to the Corporation (other than any failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation. As used in these By-laws, "voting stock" shall mean shares of capital stock of the Corporation entitled to vote generally in the election of directors.
      Any vacancy occurring on the Board may be filled by a majority of the directors then in office, though less than a quorum, and the director elected to fill such vacancy shall hold office until the next annual meeting of shareholders at which directors are elected and until his successor is elected and qualified.
      SECTION 6. Meetings.

      (A) Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business.
      (B) Regular Meetings. Regular meetings of the Board shall be held at such dates, times and places as the Board shall from time to time determine.
      (C) Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, any Vice Chairman of the Board, the President or upon the written request of a majority of the members of the whole Board filed with the Secretary. Any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board.
      (D) Place of Meeting. The Board may hold its meetings at such place or places within or without the Commonwealth of Kentucky as the Board may from time to time by resolution determine or as shall be designated in the respective notices or waiver of notices thereof.
      (E) Notice of Meetings. Notices of regular meetings of the Board or of any adjourned meeting need not be given.
      Notices of special meetings of the Board, or of any meeting of any committee of the Board which has not been fixed in advance as to time and place by such committee, shall be mailed by the Secretary to each director, or member of such committee, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him by telegraph, cable or other form of recorded communication or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Such notice shall include the date, time and place of such meeting, but any such notice need not specify the business to be transacted at, or the purpose of, any such meeting. Notice of any such meeting need not be given to any director or member of any committee, however, if waived by him in writing, whether before or after such meeting shall be held, or if he shall be present at such meeting, unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
      (F) Quorum and Manner of Acting. A majority of the number of directors fixed by or in the manner provided in these By-laws or in the Second Restated Articles of Incorporation shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, these By-laws or the Second Restated Articles of Incorporation.
      (G) Action by Consent. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and such writing is filed with the minutes of the proceedings of the Board or committee.
      (H) Meeting by Telephone. Any meeting of the Board, or of any committee thereof may be conducted through the use of any means of communication by which all persons participating in the meeting can hear and speak to each other, and the directors' participation in such a meeting shall constitute presence in person at the meeting for all purposes.
      (I) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

      (a) the Chairman of the Board;
     (b) a Vice Chairman of the Board in order of rank of seniority in office; or
      (c) the President.
      SECTION 7. Compensation. The Board of Directors may fix such amount per annum and such fees to be paid by the Corporation to directors for attendance at meetings of the Board or of any committee, or both, as the Board shall from time to time determine. The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                                 ARTICLE IV

                                 COMMITTEES

      SECTION 1. Executive Committee.
      (A) Designation and Membership. The Board may, by resolution passed by a majority of the whole Board, designate an Executive Committee consisting of the Chairman of the Board, each Vice Chairman of the Board, the President and such additional number of directors as the Board shall determine. Vacancies may be filled by the Board at any time and any member of the Executive Committee shall be subject to removal, with or without cause, at any time by resolution passed by a majority of the whole Board.
      (B) Functions and Powers. The Executive Committee, subject to any limitations prescribed by the Board, shall possess and may exercise, during the intervals between meetings of the Board, all the powers and authority of the Board in the management of the business and affairs of the Corporation; provided, however, that the Executive Committee shall not have the power or authority to approve amendments to the Second Restated Articles of Incorporation, adopt agreements of merger or consolidation, recommend to the shareholders the sale, lease or exchange of all or substantially all the property and assets of the Corporation, recommend to the shareholders the dissolution of the Corporation or the revocation of a dissolution, amend these By-laws or to take any other action which a committee is prohibited by law from taking.
      At each meeting of the Board the Executive Committee shall make a report of all action taken by it since its last report to the Board.
      (C) Meetings and Quorum. The Executive Committee shall meet as often as may be deemed necessary and expedient at such times and places as shall be determined by the members of the Executive Committee. A majority of the members of the Executive Committee shall constitute a quorum. The Chairman of the Board shall preside at meetings thereof, and, in his absence, the Executive Committee may appoint any other member of the Executive Committee to preside.
      SECTION 2. Audit Committee.
      (A) The Board may by resolution passed by a majority of the whole Board designate an Audit Committee consisting of three or more directors. Vacancies may be filled by the Board at any time and any member of the Audit Committee shall be subject to removal, with or without cause, at any time by resolution passed by a majority of the whole Board.
      (B) The Audit Committee shall review with the independent public accountants for the Corporation the scope of their examination, receive copies of the reports of such accountants, meet with representatives of such accountants for the purpose of reviewing and considering questions relating to such accountants' examination and such reports, review, either directly or through such accountants, the internal accounting and auditing procedures of the Corporation, report the results of the foregoing to the Board and act upon such other matters as may be referred to it by the Board.
      At each meeting of the Board the Audit Committee shall make a report of all action taken by it since its last report to the Board.
      (C) Meetings and Quorum. The Audit Committee shall meet as often as may be deemed necessary and expedient at such times and places as shall be determined by the members of the Audit Committee. A majority of the members of the Audit Committee shall constitute a quorum. The Audit Committee may appoint any member to preside at meetings thereof.
      SECTION 3. Other Committees. The Board may, by resolution passed by a majority of the whole Board, designate other committees, each committee to consist of two or more directors and to have such duties and functions as shall be provided in such resolution. The Board shall have the power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.


                                 ARTICLE V

                                  OFFICERS

     SECTION 1. Officers and Executive Officers of the Corporation. The officers of the Corporation shall be:

      (a) a Chairman of the Board;
      (b) one or more Vice Chairmen of the Board;
      (c) a President;
      (d)  one  or  more  Vice  Presidents,  one or  more  of  whom  may be designated  as  Executive  Vice  President,  one or  more  of  whom  may be designated as Senior Vice President, and one or more of whom may be designated as Administrative Vice President;
     (e) a Secretary and, as and when designated, a Deputy Secretary and one or more Assistant Secretaries;
     (f) a Treasurer and, as and when designated, a Deputy Treasurer and one or more Assistant Treasurers;
     (g) a Controller and, as and when designated, a Deputy Controller and one or more Assistant Controllers;
      (h) an Auditor and, as and when designated, one or more Assistant Auditors. The following officers are hereby designated the Executive Officers of the Corporation:
      Chairman of the Board;
      Vice Chairmen of the Board;
      President;
      Executive Vice Presidents;
      Senior Vice Presidents;
      Administrative Vice Presidents;
      Secretary;
      Treasurer;
      Controller;
      Auditor.
      SECTION 2. Election and Appointment and Term of Office. Each Executive Officer shall be elected by the Board at its annual meeting and hold office until the next annual meeting of the Board and until his successor is elected or until his earlier death, resignation or removal in the manner hereinafter provided.
      The Board may elect such other officers and designate such other Executive Officers as it deems necessary and such other officers shall have such authority and shall perform such duties as the Board may prescribe.
      The Chairman of the Board by written designation filed with the Secretary, may appoint all officers, other than Executive Officers, of the Corporation. Subject to the authority of the Board, the persons having authority to appoint an officer shall also have authority to fix the salary of such officer.
      If additional officers are elected by the Board during the year, each of them shall hold office until the next annual meeting of the Board at which officers are regularly elected and until his successor is elected or appointed or until his earlier death, resignation or removal in the manner hereinafter provided.
      SECTION 3. Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice to the Chairman of the Board, any Vice Chairman of the Board, the President or the Secretary, and such resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date.
      All officers and agents elected or appointed shall be subject to removal at any time by the Board with or without cause. All appointed officers may be removed at any time by the Chairman of the Board acting jointly with any Vice Chairman of the Board or the President, by written designation filed with the Secretary.
      A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.
      SECTION 4. Duties and Functions.
     (A) Chairman of the Board. The Chairman of the Board, if present, shall preside at all meetings of the shareholders and the Board. If designated by Board resolution, he shall be Chief Executive Officer of the Corporation, and if so designated, shall be vested with executive control and management of the business and affairs of the Corporation and have the direction of all other officers, agents and employees. He shall perform all such other duties as are incident to the office or as may be properly required of him by the Board, subject in all matters to the control of the Board.
      (B) Vice Chairmen of the Board. The Vice Chairman of the Board with seniority of office, in the absence of the Chairman of the Board, shall preside at all meetings of the shareholders and the Board. Each Vice Chairman of the Board shall have such powers, authority and duties as may be delegated to him from time to time by the Board or the Chairman of the Board.
     (C) The President. The President, in the absence of the Chairman of the Board and all the Vice Chairmen of the Board, shall preside at all meetings of the shareholders and the Board. If designated by Board resolution, he shall be Chief Executive Officer of the Corporation, and if so designated, shall be vested with executive control and management of the business and affairs of the Corporation and have the direction of all other officers, agents and employees. He shall have such powers, authority and duties as may be delegated to him from time to time by the Board or the Chairman of the Board.
      (D) Executive Vice Presidents. The Executive Vice Presidents shall have such powers, authority and duties as may be delegated or assigned to them from time to time by the Board, the Chairman of the Board, any Vice Chairman of the Board or the President.
      (E) Senior Vice Presidents. The Senior Vice Presidents shall have such powers, authority and duties as may be delegated or assigned to them from time to time by the Board, the Chairman of the Board, any Vice Chairman of the Board or the President.
      (F) Administrative Vice Presidents. The Administrative Vice Presidents shall have such powers, authority and duties as may be delegated or assigned to them from time to time by the Board, the Chairman of the Board, any Vice Chairman of the Board or the President.
      (G) Vice Presidents. The Vice Presidents shall have such powers, authority and duties as may be delegated or assigned to them from time to time by the Board, the Chairman of the Board, any Vice Chairman of the Board or the President.
      (H) Secretary. The Secretary shall attend to the giving and serving of all notices required by law or these By-laws; shall be the custodian of the corporate seal and shall affix and attest the same to all papers requiring it; shall have responsibility for preparing minutes of the meetings of the Board and shareholders; and shall in general perform all the duties incident to the office of the Secretary, subject in all matters to the control of the Board.
      (I) Treasurer. The Treasurer shall have custody and control of the funds and securities of the Corporation and shall perform all such other duties as are incident to his office or that may be properly required of him by the Board, the Chairman of the Board, any Vice Chairman of the Board or the President.
      (J) Controller. The Controller shall maintain adequate records of all assets, liabilities and transactions of the Corporation; shall see that adequate audits thereof are currently and regularly made; shall have general supervision of the preparation of the Corporation's balance sheets, income accounts and other financial statements or records; and shall perform such other duties as shall, from time to time, be assigned to him by the Board, the Chairman of the Board, any Vice Chairman of the Board or the President. These duties and powers shall extend to all subsidiary corporations and so far as the Board, the Chairman of the Board, any Vice Chairman of the Board or the President may deem practicable, to all affiliated corporations.
      (K) Auditor. The Auditor shall review the accounting, financial and related operations of the Corporation and shall be responsible for measuring the effectiveness of various controls established for the Corporation. His duties shall include, without limitation, the appraisal of procedures, verifying the extent of compliance with formal controls and the prevention and detection of fraud or dishonesty and such other duties as shall, from time to time, be assigned to him by the Board, the Chairman of the Board, any Vice Chairman of the Board or the President. These duties and powers shall extend to all subsidiary corporations and so far as the Board, any Chairman of the Board, any Vice Chairman of the Board or the President may deem practicable, to all affiliated corporations.


                                 ARTICLE VI

                CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

      SECTION 1. Borrowing Authority. The Chairman of the Board, any Vice Chairman of the Board, the President, an Executive Vice President, the Senior Vice President supervising the law function, the Treasurer and any other officer, employee, or agent of the Corporation designated by the Board (collectively, "Designated Officers") shall, subject to Section 3 hereof, have the power, acting jointly with any officer designated by the Board as the Chief Financial Officer or the Treasurer (collectively, the "Financial Officers"), to authorize the establishment of borrowing facilities, the borrowing of money, the issuance of debt obligations, or the guaranteeing of obligations of others on behalf of the Corporation for borrowed money or similar obligations. Any individual acting as the approving Financial Officer may not act as one of the approving Designated Officers on the same authorization.
      SECTION 2. Delegation of Authority. Any Financial Officer of the Corporation acting jointly with any Designated Officer may delegate the authority to establish borrowing facilities or to borrow money or to issue debt obligations or to guarantee the obligations of others on behalf of the Corporation for borrowed money or similar obligations or any combination of the foregoing to any person(s) on behalf of the Corporation, provided each obligation to be incurred under each such authority does not exceed the equivalent of Fifty Million United States Dollars (U.S. $50,000,000). No such delegated authority may be redelegated. Any individual acting as the approving Financial Officer may not act as one of the approving Designated Officers on the same authorization.
     SECTION 3. Limitation of Authority. The Finance Committee of the Board of Directors shall, subject to the last sentence of this Section 3, retain authority for and, in its sole discretion, shall authorize (a) any establishment of borrowing facilities, borrowing of money or issuance of debt obligations by the Corporation which exceeds the equivalent of Fifty Million United States Dollars (U.S. $50,000,000) and which has a maturity of more than one year from the effective date of the issuance or borrowing and (b) any guarantee of any debt obligation of non-affiliated entities by the Corporation which guaranty is for an amount exceeding the equivalent of Fifty Million United States Dollars (U.S. $50,000,000) and which underlying obligation has a maturity of more than one year from the effective date of the issuance or borrowing. The foregoing limitations shall not apply, however, to those borrowings, debt issuances, or guaranties of obligations for borrowed money or similar obligations made or delivered, under or in connection with a borrowing facility or program previously approved by the Board of Directors or the Finance Committee or to such types of transactions with or on behalf of affiliated entities.
     SECTION 4. Execution of Documents. The Designated Officers, the Financial Officers, and any other officer, employee or agent of the Corporation designated by the Board shall have power, acting alone, to execute and deliver, in the name and on behalf of the Corporation, (a) mortgages, bonds, debentures, notes, checks, drafts and other orders evidencing the borrowing or guaranteeing (when so authorized as provided in
Section 1, 2 or 3) or payment of money and (b) deeds, leases, contracts and other agreements and documents. Each such named officer empowered to execute and deliver the aforesaid documents and any such other officer, employee or agent so authorized by the Board may delegate such power
(including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.
     SECTION 5. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise with such banks or other financial institutions as may be designated by the Board, by any Designated Officer, by any Financial Officer, or by any other officer, employee or agent of the Corporation so designated by the Board. Each such named officer and any such other officer, employee or agent so authorized by the Board may delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation.
     SECTION 6. Proxies in Respect of Shares or Other Securities of Other Corporations. Any Designated Officer and any Financial Officer shall have the authority (a) to appoint from time to time an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of shares or other securities in any other corporation, (b) to vote or consent in respect of such shares or securities and (c) to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as he may deem necessary or proper in order that the Corporation may exercise such powers and rights. Any Designated Officer and any Financial Officer may instruct any person or persons appointed as aforesaid as to the manner of exercising such powers and rights.

                                ARTICLE VII

                             BOOKS AND RECORDS

      The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, the Board, the Executive Committee, the Audit Committee, and such other committees of the Board as the Board may by resolution designate and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number and class of the shares held by each.


                                ARTICLE VIII

                 SHARES AND THEIR TRANSFER; FIXING RECORD DATE

      SECTION 1. Certificates for Shares. Every owner of shares of the Corporation shall be entitled to have a certificate which shall set forth upon the face or back of such certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class of shares authorized to be issued, and the variations in the relative rights and preferences between the shares of each series of any preferred or special class of shares, so far as the same have been fixed and determined, and the authority of the Board to fix and determine the relative rights and preferences of subsequent series of such preferred or special classes of shares.
      Each certificate representing shares shall state upon the face thereof that the Corporation is organized under the laws of the Commonwealth of Kentucky; the name of the person to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value. Such certificate shall otherwise be in such form as the Board shall prescribe.
      Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman of the Board, any Vice Chairman of the Board, the President or a Vice President and by the Secretary, the Deputy Secretary or an Assistant Secretary of the Corporation and shall be sealed with the corporate seal or contain a facsimile thereof. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue. Where any such certificate is manually countersigned by a transfer agent or registrar (other than the Corporation itself or an employee of the Corporation), any of the other signatures on the certificate may be a facsimile.
      SECTION 2. Record. A record shall be kept of the name of the person, firm or corporation owning the shares represented by each certificate for shares of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.
      SECTION 3. Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto duly authorized by written power of attorney duly executed and filed with the Secretary or with a transfer agent appointed as provided in Section 4 of this Article, and on the surrender  of the  certificate  or  certificates  for such shares  properly endorsed.
      SECTION 4. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for shares of the Corporation. The Board may appoint or authorize any officer or officers to appoint one or more transfer agents and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.
      SECTION 5. Lost, Stolen, Destroyed or Mutilated Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, theft or mutilation of the certificate therefor. The Corporation may issue a new certificate for shares in the place of any certificate theretofore issued by it and alleged to have been lost, stolen, destroyed or mutilated, and the Board, the Chairman of the Board, any Vice Chairman of the Board, the President or the Secretary may, in its or his discretion, require the owner of the lost, stolen, mutilated or destroyed certificate or his legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board shall in its discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of any such new certificate.
      SECTION 6. Fixing Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than seventy nor less than ten days before the date of such meeting, nor more than seventy days prior to any other action. A determination of shareholders entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.


                                 ARTICLE IX

                                    SEAL

      The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation.


                                 ARTICLE X

                                FISCAL YEAR

      The fiscal year of the Corporation shall begin on the first day of October in each year.

                                 ARTICLE XI

                              INDEMNIFICATION

      SECTION 1. Every person who is or was an officer or employee of the Corporation or of any other corporation or entity in which he served as a director, officer or employee at the request of the Corporation (hereinafter collectively referred to as a "Covered Person"), shall be indemnified by the Corporation against any and all reasonable costs and expenses (including but not limited to attorney's fees) and any liabilities (including but not limited to judgments, fines, penalties and reasonable settlements) that may be paid by or imposed against him in connection with or resulting from any pending, threatened or completed claim, action, suit or proceeding (whether brought by or in the right of the Corporation or such other corporation or entity or otherwise), and whether, civil, criminal, administrative, investigative or legislative (including any appeal relating thereto), in which he may be involved, as a party or witness or otherwise, by reason of his being or having been an officer or employee of the Corporation or a director, officer or employee of such other corporation or entity, or by reasons of any action taken or not taken in such capacity, whether or not he continues to be such at the time such liability or expense shall have been paid or imposed, if the Covered
Person:
     (a) has been successful on the merits or otherwise with respect to such claim, action, suit or proceeding; or
      (b) acted in good faith, in what he reasonably believed to be the best interests of the Corporation or such other corporation or entity, as the case may be, and in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. As used in this Article XI, the terms "expense" and "liability" shall include, but not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and reasonable amounts paid in settlement by, a Covered Person. The termination of any claim, action, suit or proceeding by judgment, settlement (whether with or without court approval), conviction or upon a plea of guilty or nolo contendere, or its equivalent, shall not create a presumption that a Covered Person did not meet the standards of conduct set forth in paragraph (b) of this Section 1.
      SECTION 2. Indemnification under paragraph (b) of Section 1 shall be made unless it is determined by any of the following that the Covered Person has not met the standard of conduct set forth in paragraph (b) of
Section 1:
      (a) the Board, acting by a quorum consisting of directors who were not parties to (or who are determined to have been successful with respect
to) the claim, action, suit or proceeding;
      (b) a  committee  of the Board  established  pursuant to Section 3 of
Article IV of the By-laws consisting of directors who were not parties to (or who are determined to have been successful with respect to) the claim, action, suit or proceeding;
      (c) any officer or group of officers of the Corporation who, by resolution adopted by the Board, has been given authority to make such determinations;
      (d) either of the following selected by the Board if a disinterested committee of the Board (as described in paragraph (b) of this Section 2) cannot be obtained or by the person(s) designated in paragraphs (a), (b) or
(c) of this Section 2:
     (1) independent legal counsel (who may be the regular counsel of the Corporation) who has delivered to the Corporation a written determination; or
      (2) an arbitrator or a panel of arbitrators (which panel may include directors, officers, employees or agents of the Corporation) who has delivered to the Corporation a written determination.
      SECTION 3. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Section 1 of this Article XI shall be advanced to a Covered Person by the Corporation prior to the final disposition thereof, but the Covered Person shall be obligated to repay such advances if it is ultimately determined that he is not entitled to indemnification. As a condition to advancing expenses hereunder, the Corporation may require the Covered Person to sign a written instrument acknowledging his obligation to repay any advances hereunder if it is ultimately determined he is not entitled to indemnity.
      Notwithstanding the preceding paragraph, the Corporation may refuse to advance expenses or may discontinue advancing expenses to a Covered Person if such advancement is determined by the Corporation, in its sole and exclusive discretion, not to be in the best interest of the Corporation.
      SECTION 4. Notwithstanding anything in this Article XI to the contrary, no person shall be indemnified in respect of any claim, action, suit or proceeding initiated by such person or his personal or legal representative, or which involved the voluntary solicitation or intervention of such person or his personal or legal representative (other than an action to enforce indemnification rights hereunder or an action initiated with the approval of a majority of the Board).
      SECTION 5. The rights of indemnification provided in this Article XI shall be in addition to any other rights to which any Covered Person may otherwise be entitled to by contract, vote of shareholders or disinterested directors, other corporate action or otherwise; and in the event of any such person's death, such rights shall extend to his heirs and legal representatives.

                                ARTICLE XII

                                 AMENDMENTS

      Any By-law may be adopted, repealed, altered or amended by the Board at any regular or special meeting thereof. The shareholders of the Corporation shall have the power to amend, alter to repeal any By-law only to the extent and in the manner provided in the Second Restated Articles of Incorporation of the Corporation.




                               ASHLAND INC.
                         1997 STOCK INCENTIVE PLAN




SECTION 1. PURPOSE

     The purpose of the Ashland Inc. 1997 Stock Incentive Plan is to promote the interests of Ashland Inc. and its shareholders by providing incentives to its directors, officers and employees. Accordingly, the Company may grant to selected officers and employees Options, Stock Appreciation Rights, Restricted Stock, Merit Awards and Performance Share Awards in an effort to attract and retain in its employ qualified individuals and to provide such individuals with incentives to continue service with Ashland, devote their best efforts to the Company and improve Ashland's economic performance, thus enhancing the value of the Company for the benefit of shareholders. The Plan also provides an incentive for qualified persons, who are not officers or employees of the Company, to serve on the Board of Directors of the Company and to continue to work for the best interests of the Company by rewarding such persons with automatic grants of Restricted Stock of the Company. Options, Stock Appreciation Rights, Merit Awards and Performance Shares may not be granted to such Outside Directors under the Plan.



SECTION 2. DEFINITIONS

     (A) "Agreement" shall mean a written agreement setting forth the terms of an Award, to be entered into at the Company's discretion.

     (B)  "Ashland"  shall  mean,   collectively,   Ashland  Inc.  and  its
Subsidiaries.

     (C) "Award" shall mean an Option, a Stock Appreciation Right, a Restricted Stock Award, a Merit Award, or a Performance Share Award, in each case granted under this Plan.

     (D) "Ashland Inc. 1993 Plan" shall mean the Ashland Inc. 1993 Stock Incentive Plan, as it now exists or as it may hereafter be amended.

     (E) "Beneficiary" shall mean the person, persons, trust or trusts designated by an Employee or Outside Director or if no designation has been made, the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of an Employee's or Outside Director's death.

     (F) "Board" shall mean the Board of Directors of the Company.

     (G) "Change in Control" shall be deemed to occur (1) upon approval of the shareholders of Ashland (or if such approval is not required, upon the approval of the Board) of (A) any consolidation or merger of Ashland in which Ashland is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property other than a merger in which the holders of Common Stock immediately prior to the merger will have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger,
(B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Ashland, or (C) adoption of any plan or proposal for the liquidation or dissolution of Ashland, (2) when any "person" (as defined in Section 3(a)(9) or 13(d) of the Exchange Act), other than Ashland or any Subsidiary or employee benefit plan or trust maintained by Ashland, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 15% of Ashland's Common Stock outstanding at the time, without the approval of the Board, or (3) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by Ashland's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

     (H) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (I) "Committee" shall mean the Personnel and Compensation Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions, which shall consist of three or more members, each of whom shall be a Non-Employee Director and an "outside director" as defined in the regulations issued under Section 162(m) of the Code.

     (J) "Common Stock" shall mean the Common Stock of the Company ($1.00 par value), subject to adjustment pursuant to Section 13.

     (K)  "Company"  shall  mean,   collectively,   Ashland  Inc.  and  its
Subsidiaries.

     (L) "Employee" shall mean a regular, full-time or part-time employee of Ashland as selected by the Committee to receive an award under the Plan.

     (M) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (N) "Exercise Price" shall mean, with respect to each share of Common Stock subject to an Option, the price fixed by the Committee at which such share may be purchased from the Company pursuant to the exercise of such Option, which price at no time may be less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted.

     (O) "Fair Market Value" shall mean the price of the Common Stock as reported on the Composite Tape of the New York Stock Exchange on the date and at the time selected by the Company or as otherwise provided in the Plan.

     (P) "Incentive Stock Option" or "ISO" shall mean an Option that is intended by the Committee to meet the requirements of Section 422 of the Code or any successor provision.

     (Q) "Merit Award" shall mean an award of Common Stock issued pursuant to Section 9 of the Plan.

     (R) "Non-Employee  Director" shall mean a non-employee director within
the  meaning  of  applicable  regulatory   requirements,   including  those
promulgated under Section 16 of the Exchange Act.

     (S) "Nonqualified Stock Option" or "NQSO" shall mean an Option granted pursuant to this Plan which does not qualify as an Incentive Stock Option.

     (T) "Option" shall mean the right to purchase Common Stock at a price to be specified and upon terms to be designated by the Committee or otherwise determined pursuant to this Plan. An Option shall be designated by the Committee as a Nonqualified Stock Option or an Incentive Stock Option.

     (U) "Outside Director" shall mean a director of the Company who is not also an Employee of the Company.

     (V) "Performance Goals" means performance goals as may be established in writing by the Committee which may be based on earnings, stock price, return on equity, return on investment, total return to shareholders, economic value added, debt rating or achievement of business or operational goals, such as drilling or exploration targets or profit per barrel. Such goals may be absolute in their terms or measured against or in relation to other companies comparably or otherwise situated. Such performance goals may be particular to an Employee or the division, department, branch, line of business, subsidiary or other unit in which the Employee works and/or may be based on the performance of Ashland generally.

     (W) "Performance Period" shall mean the period designated by the Committee during which the performance objectives shall be measured.

     (X) "Performance Share Award" shall mean an award of shares of Common Stock, the issuance of which is contingent upon attainment of performance objectives specified by the Committee.

     (Y) "Performance Shares" shall mean those shares of Common Stock issuable pursuant to a Performance Share Award.

     (Z) "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of an Employee or Outside Director, shall have acquired on behalf of the Employee or Outside Director by legal proceeding or otherwise the right to receive the benefits specified in this Plan.

     (AA) "Plan" shall mean this Ashland Inc. 1997 Stock Incentive Plan.

     (BB) "Restricted Period" shall mean the period designated by the Committee during which Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered, which period in the case of Employees shall not be less than one year from the date of grant (unless otherwise directed by the Committee), and in the case of Outside Directors is the period set forth in subsection (B) of Section 8.

     (CC) "Restricted Stock" shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions, terms, and conditions set forth in the related Agreement, if any.

     (DD) "Restricted Stock Award" shall mean an award of Restricted Stock.

     (EE) "Retained Distributions" shall mean any securities or other property (other than regular cash dividends) distributed by the Company in respect of Restricted Stock during any Restricted Period.

     (FF) "Retirement" shall mean retirement of an Employee from the employ of the Company at any time as described in the Ashland Inc. and Affiliates Pension Plan or in any successor pension plan, as from time to time in effect.

     (GG) "Section 16(b) Optionee" shall mean an Employee or former Employee who is subject to Section 16(b) of the Exchange Act.

     (HH) "Stock Appreciation Right" or "SAR" shall mean the right of the holder to elect to surrender an Option or any portion thereof which is then exercisable and receive in exchange therefor shares of Common Stock, cash, or a combination thereof, as the case may be, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock over the Exercise Price specified in such Option multiplied by the number of shares of Common Stock covered by such Option or portion thereof which is so surrendered. An SAR may only be granted concurrently with the grant of the related Option. An SAR shall be exercisable upon any additional terms and conditions (including, without limitation, the issuance of Restricted Stock and the imposition of restrictions upon the timing of exercise) which may be determined as provided in the Plan.

     (II)  "Subsidiary"   shall  mean  any  present  or  future  subsidiary
corporations, as defined in Section 424 of the Code, of Ashland.

     (JJ) "Tax Date" shall mean the date the withholding tax obligation arises with respect to the exercise of an Award.



SECTION 3. STOCK SUBJECT TO THE PLAN

     There will be reserved for issuance under the Plan (upon the exercise of Options and Stock Appreciation Rights, upon awards of Restricted Stock, Performance Shares and Merit Awards and for stock bonuses on deferred awards of Restricted Stock and Performance Shares), an aggregate of 3,212,000 shares of Ashland Common Stock, par value $1.00 per share;
provided, however, that of such shares, only 500,000 shares in the aggregate shall be available for issuance for Restricted Stock Awards and Merit Awards. Such shares shall be authorized but unissued shares of Common Stock. Except as provided in Sections 7 and 8, if any Award under the Plan shall expire or terminate for any reason without having been exercised in full, or if any Award shall be forfeited, the shares subject to the unexercised or forfeited portion of such Award shall again be available for the purposes of the Plan. During the term of the Plan (as provided in Section 14 hereof), no Employee shall be granted more than a total of 500,000 in Options or Stock Appreciation Rights.



SECTION 4. ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall have no authority regarding the granting of Restricted Stock to Outside Directors, as such grants are fixed pursuant to subsection (B) of Section 8 of the Plan.

     In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority (except as to Awards of Restricted Stock granted to Outside Directors) to select the Employees to be granted Awards under the Plan, to determine the type, size and terms of the Awards to be made to each Employee selected, to determine the time when Awards will be granted, and to prescribe the form of the Agreements embodying Awards made under the Plan. Subject to the provisions of the Plan specifically governing Awards of Restricted Stock granted or to be granted to Outside Directors pursuant to subsection (B) of
Section 8 herein, the Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to make any other determinations which it believes necessary or advisable for the administration of the Plan, and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

     The Committee may act only by a majority of its members. Any determination of the Committee may be made, without notice, by the written consent of the majority of the members of the Committee. In addition, the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for any action taken or omitted to be taken by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

     The provisions of this Section 4 with respect to decisions made by, and authority of, the Committee shall be subject to the provisions of subsection (B) of Section 8 herein.



SECTION 5. ELIGIBILITY

     Awards may only be granted (i) to individuals who are Employees of Ashland, and (ii) as expressly provided in subsection (B) of Section 8 of the Plan, to individuals who are duly elected Outside Directors of Ashland.



SECTION 6. OPTIONS

     A. Designation and Price.

     (a) Any Option granted under the Plan may be granted as an Incentive Stock Option or as a Nonqualified Stock Option as shall be designated by the Committee at the time of the grant of such Option. Each Option shall, at the discretion of the Company and as directed by the Committee, be evidenced by an Agreement between the recipient and the Company, which Agreement shall specify the designation of the Option as an ISO or a NQSO, as the case may be, and shall contain such terms and conditions as the Committee, in its sole discretion, may determine in accordance with the Plan.

     (b) Every Incentive Stock Option shall provide for a fixed expiration date of not later than ten years from the date such Incentive Stock Option is granted. Every Nonqualified Stock Option shall provide for a fixed expiration date of not later than ten years and one month from the date such Nonqualified Stock Option is granted.

     (c) The Exercise Price of Common Stock issued pursuant to each Option shall be fixed by the Committee at the time of the granting of the Option; provided, however, that such Exercise Price shall in no event be less than 100% of the Fair Market Value of the Common Stock on the date such Option is granted.

B. Exercise.

     The Committee may, in its discretion, provide for Options granted under the Plan to be exercisable in whole or in part; provided, however, that no Option shall be exercisable prior to the first anniversary of the date of its grant, except as provided in Section 11 or as the Committee otherwise determines in accordance with the Plan, and in no case may an Option be exercised at any time for fewer than 50 shares (or the total remaining shares covered by the Option if fewer than 50 shares) during the term of the Option. The specified number of shares will be issued upon receipt by Ashland of (i) notice from the holder thereof of the exercise of an Option, and (ii) payment to Ashland (as provided in this Section 6, subsection (C) below), of the Exercise Price for the number of shares with respect to which the Option is exercised. Each such notice and payment shall be delivered or mailed by postpaid mail, addressed to the Treasurer of Ashland at Ashland Inc., 1000 Ashland Drive, Russell, Kentucky 41169, or such other place or person as Ashland may designate from time to time.

     C. Payment for Shares.

     Except as otherwise provided in this Section 6, the Exercise Price for the Common Stock shall be paid in full when the Option is exercised. Subject to such rules as the Committee may impose, the Exercise Price may be paid in whole or in part (i) in cash, (ii) in whole shares of Common Stock owned by the Employee and evidenced by negotiable certificates, valued at their Fair Market Value (which shares of Common Stock must have been owned by the Employee six months or longer, and not used to effect an Option exercise within the preceding six months, unless the Committee specifically provides otherwise), (iii) by Attestation, (iv) by a combination of such methods of payment, or (v) by such other consideration as shall constitute lawful consideration for the issuance of Common Stock and be approved by the Committee (including, without limitation, effecting a "cashless exercise," with a broker, of the Option). "Attestation" means the delivery to Ashland of a completed Attestation Form prescribed by Ashland setting forth the whole shares of Common Stock owned by the Employee which the Employee wishes to utilize to pay the Exercise Price. The Common Stock listed on the Attestation Form must have been owned by the Employee six months or longer, and not have been used to effect an Option exercise within the preceding six months, unless the Committee specifically provides otherwise. A "cashless exercise" of an option is a procedure by which a broker provides the funds to an Employee to effect an option exercise. At the direction of the Employee, the broker will either (i) sell all of the shares received when the option is exercised and pay the Employee the proceeds of the sale (minus the option exercise price, withholding taxes and any fees due to the broker) or (ii) sell enough of the shares received upon exercise of the option to cover the exercise price, withholding taxes and any fees due the broker and deliver to the Employee (either directly or through the Company) a stock certificate for the remaining shares. Dispositions to a broker effecting a cashless exercise are not exempt under Section 16 of the Exchange Act.



SECTION 7. STOCK APPRECIATION RIGHTS

     The Committee may grant Stock Appreciation Rights pursuant to the provisions of this Section 7 to any holder of any Option granted under the Plan with respect to all or a portion of the shares subject to the related Option. An SAR may only be granted concurrently with the grant of the related Option. Subject to the terms and provisions of this Section 7, each SAR shall be exercisable only at the same time and to the same extent the related Option is exercisable and in no event after the termination of the related Option. An SAR shall be exercisable only when the Fair Market Value (determined as of the date of exercise of the SAR) of each share of Common Stock with respect to which the SAR is to be exercised shall exceed the Exercise Price per share of Common Stock subject to the related Option. An SAR granted under the Plan shall be exercisable in whole or in part by notice to Ashland. Such notice shall state that the holder of the SAR elects to exercise the SAR and the number of shares in respect of which the SAR is being exercised.

     Subject to the terms and provisions of this Section 7, upon the exercise of an SAR, the holder thereof shall be entitled to receive from Ashland consideration (in the form hereinafter provided) equal in value to the excess of the Fair Market Value (determined as of the date of exercise of the SAR) of each share of Common Stock with respect to which such SAR has been exercised over the Exercise Price per share of Common Stock subject to the related Option. The Committee may stipulate in the Agreement the form of consideration which shall be received upon the exercise of an SAR. If no consideration is specified therein, upon the exercise of an SAR, the holder may specify the form of consideration to be received by such holder, which shall be in shares of Common Stock, or in cash, or partly in cash and partly in shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR) , as the holder shall request; provided, however, that the Committee, in its sole discretion, may disapprove the form of consideration requested and instead authorize the payment of such consideration in shares of Common Stock (valued as aforesaid), or in cash, or partly in cash and partly in shares of Common Stock.

     Upon the exercise of an SAR, the related Option shall be deemed exercised to the extent of the number of shares of Common Stock with respect to which such SAR is exercised and to that extent a corresponding number of shares of Common Stock shall not again be available for the grant of Awards under the Plan. Upon the exercise or termination of the related Option, the SAR with respect thereto shall be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated.



SECTION 8. RESTRICTED STOCK AWARDS

     A. Awards to Employees

     The Committee may make an award of Restricted Stock to selected Employees, which may, at the Company's discretion and as directed by the Committee, be evidenced by an Agreement which shall contain such terms and conditions as the Committee, in its sole discretion, may determine. The amount of each Restricted Stock Award and the respective terms and conditions of each Award (which terms and conditions need not be the same in each case) shall be determined by the Committee in its sole discretion. As a condition to any Award hereunder, the Committee may require an Employee to pay to the Company a non-refundable amount equal to, or in excess of, the par value of the shares of Restricted Stock awarded to him or her. Subject to the terms and conditions of each Restricted Stock Award, the Employee, as the owner of the Common Stock issued as Restricted Stock, shall have all rights of a shareholder including, but not limited to, voting rights as to such Common Stock and the right to receive dividends thereon when, as and if paid.

     In the event that a Restricted Stock Award has been made to an Employee whose employment or service is subsequently terminated for any reason prior to the lapse of all restrictions thereon, such Restricted Stock will be forfeited in its entirety by such Employee; provided, however, that the Committee may, in its sole discretion, limit such forfeiture.

     Employees may be offered the opportunity to defer the receipt of payment of vested shares of Restricted Stock, and Common Stock may be granted as a bonus for deferral, under terms as may be established by the Committee from time to time; however, in no event shall the Common Stock granted as a bonus for deferral exceed 20% of the Restricted Stock so deferred.

B. Awards to Outside Directors

     During the term of the Plan, (i) each Outside Director who was granted an award of restricted stock under the Ashland Inc. 1993 Plan shall be granted an Award of 1,000 shares of Restricted Stock upon the fifth anniversary of his or her prior award under the Ashland Inc. 1993 Plan; and
(ii) each person who is hereafter duly appointed or elected as an Outside Director and who does not receive an award under the Ashland Inc. 1993 Plan shall be granted, effective on the date of his or her appointment or election to the Board, an Award of 1,000 shares of Restricted Stock; provided, however, that no Outside Director shall receive an award of Restricted Stock under this Plan if such award would be in addition to a simultaneous award of 1,000 shares of Restricted Stock under the Ashland Inc. 1993 Plan. All Awards under this subsection (B) are subject to the limitation on the number of shares of Common Stock available pursuant to
Section 3 and to the terms and conditions set forth in this subsection (B) and subsection (C) below.

     As a condition to any Award hereunder, the Outside Director may be required to pay to the Company a non-refundable amount equal to the par value of the shares of Restricted Stock awarded to him or her. Upon the granting of the Restricted Stock Award, such Outside Director shall be entitled to all rights incident to ownership of Common Stock of the Company with respect to his or her Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and to receive dividends thereon when, as and if paid; provided, however, that, subject to subsection (C) hereof, in no case may any shares of Restricted Stock granted to an Outside Director be sold, assigned, transferred, pledged, or otherwise encumbered during the Restricted Period which shall not lapse until the earlier to occur of the following: (i) retirement from the Board at age 70, (ii) the death or disability of such Outside Director, (iii) a 50% change in the beneficial ownership of the Company as defined in Rule 13d-3 under the Exchange Act, or (iv) voluntary early retirement to take a position in governmental service. Unless otherwise determined and directed by the Committee, in the case of voluntary resignation or other termination of service of an Outside Director prior to the occurrence of any of the events described in the preceding sentence, any grant of Restricted Stock made to him or her pursuant to this subsection (B) will be forfeited by such Outside Director. As used herein, a director shall be deemed "disabled" when he or she is unable to attend to his or her duties and responsibilities as a member of the Board because of incapacity due to physical or mental illness.

C. Transferability

     Subject to subsection (B) of Section 15 hereof, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered during a Restricted Period, which, in the case of Employees, shall be determined by the Committee and, unless otherwise determined by the Committee, shall not be less than one year from the date such Restricted Stock was awarded, and, in the case of Outside Directors, shall be determined in accordance with subsection (B) of this Section 8. The Committee may, at any time, reduce the Restricted Period with respect to any outstanding shares of Restricted Stock awarded under the Plan to Employees, but, unless otherwise determined by the Committee, such Restricted Period shall not be less than one year.

     During the Restricted Period, certificates representing the Restricted Stock and any Retained Distributions shall be registered in the recipient's name and bear a restrictive legend to the effect that ownership of such Restricted Stock (and any such Retained Distributions), and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Agreement, if any. Such certificates shall be deposited by the recipient with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions which shall be forfeited in accordance with the Plan and the applicable Agreement, if any. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The recipient will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends, and to exercise all other rights, powers, and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exception that (i) the recipient will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the restrictions applicable thereto shall have expired; (ii) the Company will retain custody of all Retained Distributions made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts; (iii) subject to subsection (B) of Section 15 hereof, the recipient may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Stock or any Retained Distributions during the Restricted Period; and (iv) a breach of any restrictions, terms, or conditions provided in the Plan or established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.



SECTION 9.  MERIT AWARDS

     The Committee may from time to time make an award of Common Stock under the Plan to selected Employees for such reasons and in such amounts as the Committee, in its sole discretion, may determine. As a condition to any such Merit Award, the Committee may require an Employee to pay to the Company an amount equal to, or in excess of, the par value of the shares of Common Stock awarded to him or her.



SECTION 10. PERFORMANCE SHARES

     The Committee may make awards of Common Stock which may, in the Company's discretion and as directed by the Committee, be evidenced by an Agreement, to selected Employees on the basis of the Company's financial performance in any given period. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees who shall receive such Performance Shares, to determine the number of such shares to be granted for each Performance Period, and to determine the duration of each such Performance Period. There may be more than one
Performance Period in existence at any one time, and the duration of Performance Periods may differ from each other.

     The Performance Goals and Performance Period applicable to an award of Performance Shares shall be set forth in writing by the Committee no later than 90 days after the commencement of the Performance Period and shall be communicated to the Employee. The Committee shall have the discretion to later revise the Performance Goals solely for the purpose of reducing or eliminating the amount of compensation otherwise payable upon attainment of the Performance Goals; provided that the Performance Goals and the amounts payable upon attainment of the Performance Goals may be adjusted during any Performance Period to reflect promotions, transfers or other changes in an Employee's employment so long as such changes are consistent with the Performance Goals established for other Employees in the same or similar positions.

     In making a Performance Share award, the Committee may take into account an Employee's responsibility level, performance, cash compensation level, incentive compensation awards and such other considerations as it deems appropriate. Each Performance Share award shall be established in shares of Common Stock and/or shares of Restricted Stock in such proportions as the Committee shall determine. The original amount of any Performance Share award shall not exceed 250,000 shares of Common Stock or Restricted Stock.

     The Committee shall determine, in its sole discretion, the manner of payment, which may include (i) cash, (ii) shares of Common Stock, or (iii) shares of Restricted Stock in such proportions as the Committee shall determine. Employees may be offered the opportunity to defer the receipt of payment of earned Performance Shares, and Common Stock may be granted as a bonus for deferral under terms as may be established by the Committee from time to time; however, in no event shall the Common Stock granted as a bonus for deferral exceed 20% of the Performance Shares so deferred.

     An Employee must be employed by the Company at the end of a Performance Period in order to be entitled to payment of Performance Shares in respect of such period; provided, however, that in the event of an Employee's cessation of employment before the end of such period, or upon the occurrence of his or her death, retirement, or disability, or other reason approved by the Committee, the Committee may, in its sole discretion, limit such forfeiture.



SECTION 11. CONTINUED EMPLOYMENT, AGREEMENT TO SERVE AND EXERCISE PERIODS

     (A) Subject to the provisions of subsection (F) of this Section 11, every Option and SAR shall provide that it may not be exercised in whole or in part for a period of one year after the date of granting such Option (unless otherwise determined by the Committee) and if the employment of the Employee shall terminate prior to the end of such one year period (or such other period determined by the Committee), the Option granted to such Employee shall immediately terminate.

     (B) Every Option shall provide that in the event the Employee dies (i) while employed by Ashland, (ii) during the periods in which Options may be exercised by an Employee determined to be disabled as provided in subsection (C) of this Section 11 or (iii) after Retirement, such Option shall be exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option, by the Beneficiaries of the decedent for the number of shares which the Employee could have acquired under the Option immediately prior to the Employee's death.

     (C) Every Option shall provide that in the event the employment of any Employee shall cease by reason of disability, as determined by the Committee at any time during the term of the Option, such Option shall be exercisable, at any time or from time to time prior to the fixed termination date set forth in the Option by such Employee for the number of shares which the Employee could have acquired under the Option immediately prior to the Employee's disability. As used herein, an Employee will be deemed "disabled" when he or she becomes unable to perform the functions required by his or her regular job due to physical or mental illness and, in connection with the grant of an Incentive Stock Option shall be disabled if he or she falls within the meaning of that term as provided in Section 22(e)(3) of the Code. The determination by the Committee of any question involving disability shall be conclusive and binding.

     (D) Every Option shall provide that in the event the employment of any Employee shall cease by reason of Retirement, such Option may be exercised at any time or from time to time, prior to the fixed termination date set forth in the Option for the number of shares which the Employee could have acquired under the Option immediately prior to such Retirement.

     (E) Except as provided in subsections (A), (B), (C), (D), (F) and (G) of this Section 11, every Option shall provide that it shall terminate on the earlier to occur of the fixed termination date set forth in the Option or thirty (30) days after cessation of the Employee's employment for any cause only in respect of the number of shares which the Employee could have acquired under the Option immediately prior to such cessation of employment; provided, however, that no Option may be exercised after the fixed termination date set forth in the Option.

     (F) Notwithstanding any provision of this Section 11 to the contrary, any Award granted pursuant to the Plan, except a Restricted Stock Award to Outside Directors, which is governed by Section 8, subsection (B), may, in the discretion of the Committee or as provided in the relevant Agreement (if any), become exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Award for the full number of awarded shares or any part thereof, less such numbers as may have been theretofore acquired under the Award (i) from and after the time the Employee ceases to be an Employee of Ashland as a result of the sale or other disposition by Ashland of assets or property (including shares of any Subsidiary) in respect of which such Employee had theretofore been employed or as a result of which such Employee's continued employment with Ashland is no longer required, and (ii) in the case of a Change in Control of Ashland, from and after the date of such Change in Control.

     (G) Notwithstanding any provision of this Section 11 to the contrary, in the event the Committee determines, in its sole and absolute discretion, that the employment of any Employee has terminated for a reason or in a manner adversely affecting the Company (which may include, without limitation, taking other employment or rendering service to others without the consent of the Company), then the Committee may direct that such Employee forfeit any and all Options that he or she could otherwise have exercised pursuant to the terms of this Plan.

     (H) Each Employee granted an Award under this Plan shall agree by his or her acceptance of such Award to remain in the service of Ashland for a period of at least one year from the date of the Agreement respecting the Award between Ashland and the Employee (or, if no Agreement is entered into, at least one year from the date of the Award). Such service shall, subject to the terms of any contract between Ashland and such Employee, be at the pleasure of Ashland and at such compensation as Ashland shall reasonably determine from time to time. Nothing in the Plan, or in any Award granted pursuant to the Plan, shall confer on any individual any right to continue in the employment of or service to Ashland or interfere in any way with the right of Ashland to terminate the Employee's employment at any time.

     (I) Subject to the limitations set forth in Section 422 of the Code, the Committee may adopt, amend, or rescind from time to time such provisions as it deems appropriate with respect to the effect of leaves of absence approved by any duly authorized officer of Ashland with respect to any Employee.



SECTION 12. WITHHOLDING TAXES

     Federal, state or local law may require the withholding of taxes applicable to gains resulting from the exercise of an Award. Unless otherwise prohibited by the Committee, each Employee may satisfy any such tax withholding obligation by any of the following means, or by a combination of such means: (i) a cash payment, (ii) authorizing Ashland to withhold from the shares of Common Stock otherwise issuable to the Employee pursuant to the exercise or vesting of an Award a number of shares having a Fair Market Value, as of the Tax Date, which will satisfy the amount of the withholding tax obligation, or (iii) by delivery to Ashland of a number of shares of Common Stock having a Fair Market Value as of the Tax Date which will satisfy the amount of the withholding tax obligation arising from an exercise or vesting of an Award. An Employee's election to pay the withholding tax obligation by (ii) or (iii) above must be made on or before the Tax Date, is irrevocable, is subject to such rules as the Committee may adopt, and may be disapproved by the Committee. If the amount requested is not paid, the Committee may refuse to issue Common Stock under the Plan.



SECTION 13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common stockholders other than cash dividends, the number or kind of shares that may be issued under the Plan pursuant to Section 3 and the number or kind of shares subject to, or the price per share under any outstanding Award shall be automatically adjusted so that the proportionate interest of the Employee or Outside Director shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes of the Plan.



SECTION 14. AMENDMENTS AND TERMINATIONS

     Unless the Plan shall have been earlier terminated as hereinafter provided, no Awards shall be granted hereunder after January 30, 2002. The Board or the Committee may at any time terminate, modify or amend the Plan in such respects as it shall deem advisable; provided, however, that the Board or the Committee may not, without approval by the holders of a majority of the outstanding shares of stock present and voting at any annual or special meeting of shareholders of Ashland change the manner of determining the minimum Exercise Price of Options, other than to change the manner of determining the Fair Market Value of the Common Stock as set forth in Section 2.



SECTION 15. MISCELLANEOUS PROVISIONS

     (A) Except as to Awards to Outside Directors, no Employee or other person shall have any claim or right to be granted an Award under the Plan.

     (B) An Employee's or Outside Director's rights and interest under the Plan may not be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except in the event of an Employee's or Outside Director's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Employee or Outside Director in the Plan shall be subject to any obligation or liability of such individual; provided, however, that an Employee's or Outside Director's rights and interest under the Plan may, subject to the discretion and direction of the Committee, be made transferable by such Employee or Outside Director during his or her lifetime. Except as specified in Section 8, the holder of an Award shall have none of the rights of a shareholder until the shares subject thereto shall have been registered in the name of the person receiving or person or persons exercising the Award on the transfer books of the Company.

     (C) No Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal, state, and other securities laws.

     (D) The expenses of the Plan shall be borne by the Company.

     (E) By accepting any Award under the Plan, each Employee and Outside Director and each Personal Representative or Beneficiary claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

     (F) Awards granted under the Plan shall be binding upon Ashland, its successors, and assigns.

     (G) The appropriate officers of the Company shall cause to be filed any reports, returns, or other information regarding Awards hereunder or any Common Stock issued pursuant hereto as may be required by Sections 13, 15(d) or 16(a) of the Exchange Act, or any other applicable statute, rule, or regulation.

     (H) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

     (I) Each Employee shall be deemed to have been granted any Award on the date the Committee took action to grant such Award under the Plan or such later date as the Committee in its sole discretion shall determine at the time such grant is authorized.



SECTION 16. EFFECTIVENESS OF THE PLAN

     The Plan shall be submitted to the shareholders of the Company for their approval and adoption on January 30, 1997 or such other date fixed for the next meeting of shareholders or any adjournment or postponement thereof. The Plan shall not be effective and no Award shall be made hereunder unless and until the Plan has been so approved and adopted at a meeting of the Company's shareholders.



SECTION 17. GOVERNING LAW

     The provisions of this Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Kentucky.